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                                                                    EXHIBIT 99.1

PRESS RELEASE
November 15, 2001

For media information, please contact:
J. Donald Boggus, Jr. (706) 692-2424


                           CRESCENT BANKING COMPANY
 P.O. Box 668, 251 Hwy 515, Jasper, GA 30143, (706) 692-2424, (800)872-7941,
                               Fax (706)692-6820

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                           CRESCENT BANKING COMPANY
                       RAISES $3,500,000 IN OFFERING OF
                        FLOATING RATE TRUST PREFERRED
                                  SECURITIES


     Crescent Banking Company, Jasper, Georgia (Nasdaq Small Cap: "CSNT"), completed the sale of $3,500,000 Crescent Capital Trust I floating rate trust preferred securities ("Capital Securities") with a maturity date of December 31, 2031 and a liquidation value of $50,000 per Capital Security. Interest on the Capital Securities is to be paid on the last day of each March, June, September, and December and is reset quarterly based on the prime rate plus 100 basis points at the end of the preceding quarter.

     Crescent Banking Company intends to use the proceeds from this offering to reduce its debt and for general corporate purposes, including providing capital to its subsidiaries.

     The Bankers Bank of Atlanta, Georgia acted as placement agent in this offering.

     Crescent Banking Company is a bank holding company headquartered in Jasper, Georgia with assets of approximately $323 million as of September 30, 2001.